FIRST AMENDMENT to the
AMENDED AND RESTATED FUND ADMINISTRATION SERVICING AGREEMENT
THIS Amendment is made and entered into as of this December 23, 2019, to the Amended and Restated Fund Administration Agreement (the “Agreement”), dated as of January 30, 2018, by and between GPS FUNDS I (“GPS I”), GPS FUNDS II (“GPS II”), SAVOS INVESTMENT TRUST (“SAVOS” and together with GPS I, GPS II referred to as the “Trust”), each separately and not jointly, and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fee schedule Exhibit C of the Agreement; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written agreement executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Effective January 1, 2020, Exhibit C of the Agreement is hereby superseded and replaced in its entirety with Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

Signatures on the following page

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

GPS FUNDS I                GPS FUNDS II
By: __/s/ Carrie E. Hansen___________ By: __/s/ Carrie E. Hansen___________

Name: Carrie E. Hansen_____________ Name: Carrie E .Hansen___________

Title:     President____________________     Title: President

SAVOS INVESTMENT TRUST        U.S. BANCORP FUND SERVICES, LLC
By: __/s/ Carrie E. Hansen____________ By: __/s/ Anita M. Zagrodnik__________

Name: Carrie E. Hansen_____________ Name: ___Anita M. Zagrodnik_________

Title:     President         Title: ____Senior Vice President________

Exhibit C to the Fund Administration Servicing Agreement

GPS Funds I & GPS Funds II & Savos**– Fund Administration Services Fee Schedule – January 2020

Annual fund administration fee based upon average net assets for the combined trusts:
¨    [ ] basis points on the first $[ ]
¨    [ ] basis points on the next $[ ]
¨    [ ] basis points on the balance
Minimum annual fee: $[ ] for the aggregate of the funds ([ ] funds; assumes a multi-class structure).
The monthly fee that is charged is the greater of the fee based upon assets or the minimum fee.

* The minimum annual fee of $[ ] is waived for each new fund during the first [ ] months of operations. After the first [ ] months, the following tiered minimum annual fee schedule applies during months [ ] through [ ] of operations:

[ ] % of the minimum annual fee in months [ ], [ ] & [ ]
[ ] % of the minimum annual fee in months [ ], [ ] & [ ]
[ ] % of the minimum annual fee in months [ ], [ ] & [ ]
[ ]% of the minimum annual fee in month [ ] and beyond

Chief Compliance Officer Support Services: $[ ] per GPS trust per year. $[ ] per Savos trust per year.

Charles River:
¨    $[ ] set-up charge (waived)
¨    Annual fee is $[ ] per trust. (waived)

Passive foreign investment companies identification annual fee - $[ ] per security submitted for identification.

Wash sales reporting (GainsKeeper) annual fee - $[ ] per fund.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: postage, stationery, programming, special reports, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), proxies, insurance, EDGAR/XBRL filing, record retention, federal and state regulatory filing fees, expenses related to and including travel to and from Board of directors meetings, third party auditing and legal expenses, tax e-filing charges, and conversion expenses (if necessary).

Additional Services
Additional services not included above shall be mutually agreed upon and documented on the Additional Services fee schedule:
USBFS legal administration (e.g., annual legal administration and subsequent new fund launch), daily performance reporting, daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, electronic Board book portal (BookMark), Master/Feeder Structures and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

N-PORT fees ([ ])

Fees are calculated pro rata and billed monthly.

** Each Trust is only liable for the fee amount that gets allocated by USBFS to each of their separate series of     portfolios.

Funds List as of January 30, 2020

Separate Series of GPS Funds I

GuideMark Large Cap Core Fund
GuideMark Emerging Markets Fund
GuideMark Small/Mid Cap Core Fund
GuideMark World ex-US Fund
GuideMark Tax-Exempt Fixed Income Fund
GuideMark Core Fixed Income Fund

Separate Series of GPS Funds II

GuidePath Growth Allocation Fund
GuidePath Conservative Allocation Fund
GuidePath Tactical Allocation Fund
GuidePath Absolute Return Allocation Fund
GuidePath Opportunistic Fixed Income Fund
GuidePath Multi-Asset Income Allocation Fund
GuidePath Flexible Income Allocation Fund
GuidePath Managed Futures Strategy Fund
GuidePath Conservative Income Fund
GuidePath Income Fund
GuidePath Growth and Income Fund

Separate Series of Savos Investments Trust
Savos Dynamic Hedging Fund